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                                                                 EXHIBIT 10.1




                     EARLY RETIREMENT AGREEMENT AND RELEASE

         This Early Retirement Agreement and Release ("Agreement") is entered into by and between Bob L. Robinson ("Executive"), Doane Products Company, a Delaware corporation, its subsidiaries, successors, assigns and affiliates ("Company") and DPC Acquisition Corp., a Delaware corporation ("DPC").

                                   RECITALS:

         WHEREAS, Executive, at various times, has been an executive and officer of Company;

         WHEREAS, Executive is voluntarily retiring as of 5:00 p.m. (C.S.T.) on June 30, 1998, and resigns from any and all positions he holds with Company, in the capacity of executive, officer, trustee, advisor, or any other position or capacity he holds by virtue of his employment by Company except as set forth herein;

         WHEREAS, Executive and Company desire to avoid the expense, delay and uncertainty attendant to any claims which may arise from Executive's retirement from Company;

         WHEREAS, Executive desires to release any claims or causes of action he may have arising from or relating to his employment or service with Company; and

         WHEREAS, Company and Executive desire to clarify and modify certain agreements they have arising from or relating to Executive's employment or service with Company;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby agree:

         1. RESIGNATION BY MUTUAL AGREEMENT. Executive acknowledges and agrees he is voluntarily retiring and resigning from employment with, and as an officer of, Company and any other entity affiliated with Company as of 5:00 p.m. (C.S.T.) on June 30, 1998 (the "Retirement Date") pursuant to mutual agreement with Company. Company hereby confirms its acceptance of Executive's resignation pursuant to such mutual agreement.

         2.      CERTAIN OBLIGATIONS OF COMPANY AND EXECUTIVE

                 A. SALARY AND ANNUAL BONUS. Company shall continue to pay Executive his base salary, at the rate in effect on the Retirement Date, through December 31, 1998. Such payments shall be made in accordance with Company payroll practices as in effect from time to time and such payments shall be reduced by customary withholding for taxes and applicable deductions. Company shall also pay Executive an annual bonus for 1998, in lieu of the bonus provided for in section 4.(a) of the "Employment Agreement" as defined below, in an agreed amount of $800,000, within 90 days after delivery of Company's annual financial statements by Company's independent auditors. Except as otherwise provided in this Agreement, Executive acknowledges that the payments to be made
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pursuant to this paragraph are in full satisfaction of all wages, benefits and other compensation owed by Company for employment or service through the Retirement Date. For purposes of this Paragraph 2. A. and subject to any contrary order or judgment of a court of competent jurisdiction, the payments, if any, payable under this Paragraph 2. A. subsequent to Executive's death shall be paid to the beneficiary or beneficiaries, designated by Executive (with such designation to be made in accordance with procedures established by Company) to receive such payments upon his death, or if Executive fails to designate such beneficiary or beneficiaries, to the executor or administrator of Executive's estate, or to Executive's heirs at law if there is no administration of Executive's estate. The rights of Executive and his estate, beneficiaries or heirs shall be solely those of an unsecured creditor of Company, and nothing in this Agreement gives Executive, his estate, beneficiaries or heirs any right, title or interest in or to any specific assets, funds, reserve, account or property of any kind whatsoever owned by Company or in which Company has or may have any right, title or interest.

                 B. EMPLOYMENT AGREEMENT. As of the Retirement Date, Executive and Company expressly agree by mutual consent that that certain employment agreement by and between Executive and Company, effective as of September 1, 1994, (the "Employment Agreement"), shall be superseded in all respects by this Agreement, except as expressly provided otherwise by this Agreement. Executive also expressly agrees that he shall not be entitled to any payments based upon such Employment Agreement, including without limitation, the following items as set forth in such Employment Agreement: (i) any salary continuation amounts (other than as provided in Subparagraphs A and E), (ii) any transaction bonus arising from or related to any control transaction, (iii) any deferred compensation payments (other than as provided in Subparagraphs D and E), and (iv) any rights to annual base salary or annual bonus for 1999.

                 C. GROUP MEDICAL PLAN. Executive and his covered dependents shall be allowed to continue participation in the Company's group medical plan at active employee rates until Executive's wife attains age 65 if Executive remains a director of DPC during such period. In the event Executive ceases to be a director of DPC, Executive and his covered dependents shall be allowed to continue participation in the Company's group medical plan at the COBRA rate until Executive's wife attains age 65. The foregoing notwithstanding, Company reserves the right to terminate or change health benefits provided under such group medical plan without notice.

                 D. ANNUAL SUPPLEMENTAL RETIREMENT PAYMENTS. Executive shall be entitled to receive annual supplemental retirement payments in accordance with the terms and conditions for receiving such payments set forth in section 5.(b) of the Employment Agreement. For purposes of this Paragraph
2. D. and subject to any contrary order or judgment of a court of competent jurisdiction, the payments, if any, payable under this Paragraph 2. D. subsequent to Executive's death shall be paid to the beneficiary or beneficiaries, designated by Executive (with such designation to be made in accordance with procedures established by Company) to receive such payments upon his death, or if Executive fails to designate such beneficiary or beneficiaries, to the executor or administrator of Executive's estate, or to Executive's heirs at law if there is no administration of Executive's estate. The rights of Executive and his estate, beneficiaries or heirs shall be solely those of an unsecured creditor of Company, and nothing in this Agreement gives Executive, his estate, beneficiaries or heirs any right, title or interest in or to any specific assets, funds, reserve, account
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or property of any kind whatsoever owned by Company or in which Company has or may have any right, title or interest.

                 E. NON-QUALIFIED SALARY CONTINUATION AGREEMENT. Executive shall be entitled to receive the benefits provided for by the Non-Qualified Salary Continuation Agreement dated July 13, 1990 in accordance with its terms except that the early retirement percentage provided for in
Section 3(c) of such agreement shall be 81.2% and payments shall commence January 1, 1999.

                 F. DPC STOCK AND DPC STOCK OPTIONS. DPC agrees that it shall not purchase any shares of DPC stock owned by Executive pursuant to DPC's right to purchase such stock upon Executive's termination of employment with Company and shall not designate any other employees of the Company to repurchase such DPC stock, but DPC hereby expressly reserves its right of first refusal with respect to any such stock in the event Executive and any third-party enter into an agreement for the sale and purchase of any such stock. DPC shall cause Executive to be vested effective as of June 30, 1998 in an additional 9,000 shares of stock under each of the two stock option agreements dated November 1, 1996 covering 50,000 shares of stock each. No further vesting of such options shall accrue to Executive thereafter. Executive's right to exercise such options shall be governed by the stock option agreements.

                 G. NON-COMPETITION COVENANTS, CONFIDENTIALITY AND PROPRIETARY INFORMATION, AND REMEDIES FOR BREACH. Executive shall remain subject to the provisions of sections 6, 7, and 8 of the Employment Agreement.

                 H. EXPENSES. Executive shall, within 30 days of the Retirement Date, submit all actual, reasonable and customary expenses incurred by him in the course of his employment with proper documentation, which, upon verification, Company shall reimburse promptly. Executive acknowledges and agrees that he has not and has no authority to incur any expenses after the Retirement Date, and further agrees that Company shall have no obligation to reimburse expenses not submitted within the time set forth above or incurred after that date.

         3. COOPERATION. Executive shall cooperate with Company to the extent reasonably required in all matters relating to the winding up of his pending work on behalf of Company, or any of its affiliates, and the orderly transfer of any such pending work as designated by Company. Executive shall take such further action and execute such further documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

         4. EXECUTIVE'S REPRESENTATION. Executive represents, warrants and agrees that he has not filed any claims, appeals, complaints, charges or lawsuits against Company, its predecessors, successors, parent companies, subsidiaries or affiliates, or their respective executives, officers, directors, shareholders, owners, agents, and representatives (collectively, including Company, the "Company Parties") with any governmental agency or court and that he will not file or permit to be filed or accept benefit from any claim, complaint or petition filed with any court by him or on his behalf at any time hereafter with respect to the claims released by Executive in Paragraph 5 below; provided, however, this shall not limit Executive from enforcing any of his other rights against the Company Parties, including without limitation, any of his rights under this Agreement and any other
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documents entered into in connection herewith or referred to herein.  Further,
Executive represents and warrants that no other person or entity has any interest in, or assignment of, any claims or causes of action he may have against any Company Party and which he now releases in their entirety pursuant to Paragraph 5 below.

         5. RELEASES. Executive agrees to release, acquit and discharge and does hereby release, acquit and discharge Company, and all Company Parties, collectively and individually, from any and all claims and from any and all causes of action, of any kind or character, whether now known or not known, he may have against any of them arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. ("ADEA"), and any and all claims or causes of action arising under any other federal, state or local laws pertaining to discrimination in employment or equal employment opportunity; except that the parties agree that Executive's release, acquittal and discharge shall not relieve Company from any of the other obligations that they may have with respect to Executive, including without limitation, their obligations under this Agreement and any other documents entered into in connection herewith or referred to herein. This release also applies to any claims brought by any person or agency or class action under which Executive may have a right or benefit.

         6. NO ADMISSIONS. Executive expressly understands and agrees that the terms of this Agreement are contractual and not merely recitals and that the agreements herein and consideration paid is to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no statement or consideration given shall be construed as an admission of any claim by any Company Party, all such admissions being expressly denied.

         7. ENFORCEMENT OF AGREEMENT. No waiver or nonaction with respect to any breach by the other party of any provision of this Agreement shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself. Should any provisions hereof be held to be invalid or wholly or partially unenforceable, such holdings shall not invalidate or void the remainder of this Agreement. Portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portion shall be deemed to have been wholly excluded with the same force and effect as if they had never been included herein.

         8. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced, in all respects, in accordance with the laws of the State of Missouri, without regard to principles of conflict of law, unless preempted by federal law, in which case federal law shall govern.

         9. MERGER. This Agreement supersedes, replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Executive and Company and constitutes the entire agreement between Executive and Company with respect to the subject matter of this Agreement, except for those sections of the Employment Agreement that are expressly incorporated herein by reference and any other agreements expressly preserved herein. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or any of the provisions herein contained shall be binding unless made in writing and signed by all parties, and in the case of Company, by an authorized officer.
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         10.     AMENDMENT.  This  Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or any of the provisions herein contained shall be binding unless made in writing and signed by the affected parties.

         11. CONFIDENTIALITY. Executive agrees that he has not disclosed and will not disclose the terms of this Agreement, or the consideration for it received from Company, to any other person, except his spouse, attorney or financial advisors and only on the condition that they keep such information strictly confidential; provided, however, that the foregoing obligation of confidence shall not apply to information that is required to be disclosed as a result of any applicable law, rule or regulation of any governmental authority or any court.

         12.     ADEA RIGHTS.  Executive acknowledges and agrees:

                 (a) that he has at least twenty-one days to review this Agreement before accepting;

                 (b) that he has been advised in writing by Company to consult with an attorney regarding the terms of this Agreement;

                 (c) that, if he accepts this Agreement, he has seven days following the execution of this Agreement to revoke this Agreement.

         13. TERMINATION AGREEMENT AND RELEASE VOLUNTARY. Executive acknowledges and agrees that he has carefully read this Agreement and understands that, except as expressly reserved herein, it is a release of all claims, known and unknown, past or present including all claims under the ADEA. He further agrees that he has entered into this Agreement for the above stated consideration. He warrants that he is fully competent to execute this Agreement which he understands to be contractual. He further acknowledges that he executes this Agreement of his own free will, after having a reasonable period of time to review, study and deliberate regarding its meaning and effect, and after being advised to consult an attorney, and without reliance on any representation of any kind or character not expressly set forth herein. Finally, he executes this Agreement fully knowing its effect and voluntarily for the consideration stated above.

         14. EFFECTIVE DATE. The Effective Date shall be ten days after the execution of this Agreement by Executive, Company and DPC, provided Executive has not exercised his right of revocation pursuant to Paragraph 12(c) above.

         15. HEADINGS. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.
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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: June 30, 1998          DOANE PRODUCTS COMPANY


                             By: /s/ THOMAS R. HEINDENTHAL
                                 --------------------------------------
                                 NAME:  Thomas R. Heindenthal
                                 TITLE: Senior Vice President and Chief
                                        Financial Officer

Date: June 30, 1998          DPC ACQUISITION CORP.


                             By: /s/ THOMAS R. HEINDENTHAL
                                 --------------------------------------
                                 NAME:  Thomas R. Heindenthal
                                 TITLE: Senior Vice President and Chief
                                        Financial Officer

Date: June 30, 1998          "EXECUTIVE"


                             By: /s/ BOB L. ROBINSON
                                 --------------------------------------
                                  BOB L. ROBINSON